SECURITIES PURCHASE AGREEMENT

                           AND PLAN OF REORGANIZATION

         THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into effective as of February 9, 2004 by and among Tillman International, Inc. a Utah corporation (the "Company"), Quest Minerals & Mining, Ltd., a Nevada corporation (the "Target"), Silvestre Hutchinson, an individual ("Hutchinson"), and the stockholders of Target (the "Selling Stockholders") listed on Exhibit A attached hereto.

                                 R E C I T A L S

         A. The Company has authorized capital stock consisting of 40,000,000 shares of common stock ("Common Stock"), $0.001 par value, of which 40,000,000 shares are issued and outstanding.

         B. Target has authorized capital stock consisting of 10,000,000 shares of common stock, $0.001 par value, of which 5,175,000 shares (the "Target Shares") are issued and outstanding and held by certain Selling Stockholders, 600,000 shares of Series A Preferred Stock, $0.001 par value ("Target Series A Preferred Stock") of which 600,000 shares (the "Target Preferred Shares") are issued and outstanding and are held by certain Selling Stockholders, and 9,400,000 shares of undesignated preferred stock, $0.001 par value, of which none are issued and outstanding.

         C. The Selling Stockholders wish to sell, and the Company wishes to purchase, all of the Target Shares on the Closing Date (as defined below), in exchange for 20,700,000 shares of the Company's Common Stock (the "Initial Shares") and an additional 1,800,000 shares of the Company's Common Stock (the "Additional Shares"), subject to and upon the terms hereinafter set forth. The Initial Shares and the Additional Shares are collectively referred to as the "Company Shares."

                                A G R E E M E N T

         It is agreed as follows:

         1.       Securities Purchase and Reorganization

                  1.1 Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, each Selling Stockholder agrees to sell, assign, transfer and deliver to the Company, and the Company agrees to purchase from each Selling Stockholder, the Target Shares owned by the respective Selling Stockholder as set forth on Exhibit A attached hereto, in exchange for the transfer, at the Closing, by the Company to each Selling Stockholder a pro rata share of the Initial Shares, as determined herein. Each Selling Stockholder is entitled to receive four (4) Company Shares for each Target Share owned by the Selling Stockholder at the Closing. The number of Initial Shares that each Selling Stockholder is entitled to receive at the Closing as determined hereunder is set forth opposite each Selling Stockholder's name on Exhibit A.




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

                  1.2 Agreement to Issue Additional Securities. Subject to the terms and upon the conditions set forth herein, the Company agrees that, upon the completion of the filing of the Amendment (as defined in Section 6.1) as described in Section 6.1, the Company agrees to issue to each Selling Stockholder, for no additional consideration, a pro rata share of the Additional Shares, as determined herein. Each Selling Stockholder is entitled to receive eight-twenty-thirds (8/23) of an Additional Share for each Target Share owned by the Selling Stockholder at the Closing. The number of Additional Shares that each Selling Stockholder is entitled to receive upon the completion of the filing of the Amendment as determined hereunder is set forth opposite each Selling Stockholder's name on Exhibit A.

                  1.2. Cancellation of 22,464,358 Shares. Hutchinson shall, at Closing, submit 22,464,358 shares of Common Stock to the Company (or its transfer agent) for cancellation.

                  1.3. Instruments of Transfer.

                   (a) Target Shares. Each Selling Stockholder shall deliver to the Company original certificates evidencing the Target Shares along with executed stock powers, in form and substance satisfactory to the Company, for purposes of assigning and transferring all of their right, title and interest in and to the Target Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

                   (b) The Initial Shares. The Company shall deliver to the Selling Stockholders on the Closing Date original certificates evidencing the Initial Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Initial Shares. From time to time after the Closing Date, and without further consideration, the Company will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to facilitate the issuance to them of the Initial Shares and, when authorized, the Additional Shares.

                   (c) The Hutchinson Shares. Hutchinson shall deliver the certificate representing the 22,464,358 shares to be cancelled pursuant to
Section 1.2, along with irrevocable instructions to the Company's transfer agent, jointly executed by Hutchinson and the Company, to cancel the 22,464,358 shares represented by said certificate.

                  1.3 Closing. The closing ("Closing") of the exchange of the Target Shares and the Initial Shares shall take place at the offices of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, CA 92614 concurrently with the execution of this Agreement. The date on which the Closing takes place is referred to herein as the "Closing Date." The Closing shall be effective as of the execution of this Agreement.

                  1.4 Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax-free reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.



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

         2.   Representations,   Warranties   and   Covenants   of  the  Selling
Stockholders. Each Selling Stockholder severally represents, warrants and covenants to and with the Company with respect to himself, as follows:

                  2.1. Title to Shares. Each Selling Stockholder is the sole record and beneficial owner of the Target Shares held by such Selling Stockholder, free and clear of all liens, encumbrances, equities, assessments and claims, and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any of the
Target Shares or other securities of the Target held by such Selling Stockholder. Upon delivery of the Target Shares by each Selling Stockholder and payment of the Company Shares in full by the Company pursuant to this Agreement, each Selling Stockholder will transfer to the Company valid legal title to the Target Shares held by such Selling Stockholder, free and clear of all restrictions, liens, encumbrances, equities, assessments and claims (other than any restrictions, liens, encumbrances, equities, assessments or claims as may arise from or as a result of (i) restrictions under applicable Federal and state securities laws, and (ii) any act or omission of the Company).

                  2.2. Authority Relative to this Agreement. Each Selling Stockholder has all requisite individual or corporate power and authority, as the case may be, to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual or corporate action, as the case may be, on the part of each Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by such Selling Stockholder has been taken and no further authorization on the part of such Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by each Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of such Selling Stockholder, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  2.3. Securities Matters.

                   (a) Each Selling Stockholder understands that (i) the Company Shares have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws, on the ground that the sale provided for in this Agreement and the issuance of the securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on the each Selling Stockholder's representations set forth herein.

                   (b) Each Selling Stockholder acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that such Selling Stockholder may lose his, her or its entire investment in the Company Shares.

                   (c) The Company has made available to each Selling Stockholder or the advisors of any such Selling Stockholder the opportunity to obtain information to evaluate the merits and risks of the investment in the


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

Company Shares, and each Selling Stockholder has received all information requested from the Company. Each Selling Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company Shares and the business, properties, plans, prospects, and financial condition of the Company and to obtain additional information as such Selling Stockholder has deemed appropriate for purposes of investing in the Company Shares pursuant to this Agreement.

                   (d) Each Selling Stockholder, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Company. In connection with the purchase of the Company Shares, each Selling Stockholder has relied solely upon independent investigations made by such Selling Stockholder and has consulted such Selling Stockholder's own investment advisors, counsel and accountants. Each Selling Stockholder has adequate means of providing for current needs and personal contingencies, has no need for liquidity, and can sustain a complete loss of the investment in the Company Shares.

                   (e) The Company Shares which the Company is to issue hereunder will be acquired for each Selling Stockholder's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Company Shares in violation of applicable securities laws.

                   (f) Each Selling Stockholder understands that no federal or state agency has passed upon the Company Shares or made any finding or determination as to the fairness of the investment in the Company Shares.

                   (g) Each Selling Stockholder is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Selling Stockholder acknowledges that the Company Shares may be purchased only by persons who come within the definition of an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                   (h)  No  Selling   Stockholder   has   received  any  general
solicitation or general advertising concerning the Company Shares, nor is any Selling Stockholder aware of any such solicitation or advertising.

                   (i) Each Selling Stockholder understands that the Company Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Selling Stockholder agrees that such Selling Stockholder will not sell all or any portion of the Company Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Each Selling Stockholder understands and acknowledges that all certificates representing the Company Shares shall bear the following legend or a legend of similar import and that the Company shall refuse to transfer the Company Shares except in accordance with such restrictions:



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

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

                  2.4. Full Disclosure. No representations or warranties made by any Selling Stockholder in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the such Selling Stockholder to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Company by any Selling Stockholder pursuant hereto were or will be complete and accurate records of such documents.

         3. Representations, Warranties and Covenants of the Target and the Selling Stockholders. The Target and each Selling Stockholder jointly and severally represents, warrants and covenants to the Company as follows (exceptions to the following representations and warranties shall be set forth on Schedules 3.1 through 3.22, which collectively are referred to as the "Disclosure Schedule"):

                  3.1. Authority Relative to this Agreement. The Target has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All corporate action on the part of the Target necessary for the authorization, execution, delivery and performance of the Documents by the Target has been taken and no further authorization on the part of the Target is required to consummate the transactions provided for in the Documents. When executed and delivered by the Target, the Documents shall constitute the valid and legally binding obligation of the Target, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  3.2. Capitalization of the Target. The authorized capital stock of the Target consists of 10,000,000 shares of common stock, $0.001 par value (the "Target Common Stock"), of which 5,175,000 shares are issued and outstanding, 600,000 shares of Target Series A Preferred Stock, $0.001 par value (the "Target Series A Preferred Stock") of which 600,000 shares are issued and outstanding, and 9,400,000 shares of undesignated preferred stock, $0.001 par value, of which none are issued and outstanding. All issued and outstanding


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

shares of Target Common Stock and Target Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and are held of record by the Selling Stockholders. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Target other than the Target Series A Preferred Stock, and no Selling Stockholder is a party to any proxy, voting trust or other agreements with respect to the voting of the Target Common Stock.

                  3.3. Subsidiaries. Set forth on Schedule 3.3 is a complete listing of any stock or equity interests, direct or indirect, of the Target in any other firm, corporation, association or business organization (each of which is referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries"). The Target is the sole record owner of all of the issued and outstanding capital stock of any such Subsidiaries, free and clear of all liens, encumbrances, equities, assessments and claims. All of the issued and outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in any such Subsidiaries, and neither the Target nor any Selling Stockholder is a party to any proxy, voting trust or other agreements with respect to the voting of the capital stock of any such Subsidiaries.

                  3.4. Organization and Standing. The Target and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is duly qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The Target and each of the Subsidiaries has the full corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted.

                  3.5. No Default or Legal Restrictions. Neither the Target nor any of the Subsidiaries is in violation of its articles of incorporation, bylaws or other governing documents. Neither the Target nor any of the Subsidiaries is in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, mortgage, indenture, bond, note, instrument or other obligation set forth on Schedule 3.22 (each a "Contract") where such default or breach would have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement by the Target and the Selling Stockholders and the consummation of the transactions contemplated hereby do not and will not violate the articles of incorporation, bylaws or other governing documents of the Target or any of the Subsidiaries, and, except where any such conflict, breach, default or violation would not have a material adverse effect on the Target and the Subsidiaries, taken as a whole, the execution and delivery of this Agreement by the Target and the Selling Stockholders and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of (or create in any party the right to accelerate, terminate, modify or cancel) any terms, conditions or provisions of, or constitute a default under, or require the consent of any party to, or result in the imposition of any lien or encumbrance upon any asset or property of the Target or any of the Subsidiaries pursuant to the terms and conditions of, any Contract to which the Target or any Selling Stockholder or any of the Subsidiaries is now a party or by which any of them or any of their respective properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitrator, or
(c) require any filing with, or license, permit, consent or other governmental approval of, any federal, state or local governmental body or governmental agency (including, without limitation, the Securities and Exchange Commission, other than the filing of a From D and similar state securities laws filings.)



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

                  3.6. Compliance with Law. Neither the Target nor any of the Subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity. The Target and the Subsidiaries have procured and are currently in possession of all licenses, permits and other governmental authorizations required by federal, state or local laws for the operation of the business of the Target and the Subsidiaries in each jurisdiction in which the Target or any of the Subsidiaries is currently conducting business, where the failure to possess such licenses, permits and authorizations would have a material adverse effect on the Target and the Subsidiaries, taken as a whole, and there is no basis for revoking any such license, permit or other authorization. Except as otherwise disclosed on Schedule 3.6, such licenses are in full force and effect and there is no basis for any fines, penalties, or revocation of such licenses.

                  3.7. Financial Statements.

                   (a) The Target is currently having an accounting firm authorized to practice before the Securities and Exchange Commission conduct an audit of the balance sheet of the Target, including its Subsidiaries, as of December 31, 2003 and the related statements of operations, shareholders' equity and cash flows for the period from inception through December 31, 2003 (the "Target Audited Financial Statements"), and such audit shall be completed in sufficient time to have the Target Financial Statements to be filed as an exhibit to the amendment of the Current Report on Form 8-K described in Section
6.4 hereof. The Target Audited Financial Statements will be true and accurate, in accordance with the books and records of Target. Except as disclosed therein, the Target Financial Statements (i) will be in accordance with the books and records of the Target and will be prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied for all periods, and (ii) will fairly present the financial position of the Target as of the respective dates thereof, and the results of operations, and changes in shareholders' equity and changes in cash flow for the periods then ended, all in accordance with GAAP consistently applied for all periods.

                   (b) Except as set forth on the Target Financial Statements, the Target has no debt, liability or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether or not the amount hereof is readily ascertainable, that will not be reflected as a liability in the Target Financial Statements or except for liabilities incurred by the Target in the ordinary course of business, consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties, and covenants of the Target contained in this Agreement. There will be no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("FAS No. 5") issued by the Financial Accounting Standards Board (the "FASB") which will not be adequately provided for in the Target Financial Statements as required by FAS No. 5.



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

                  3.8. Absence of Undisclosed Liabilities. The Target does not have any material liabilities, obligations or claims of any kind whatsoever which are required to be set forth in financial statements prepared in accordance with GAAP, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than (a) Liabilities that are reserved for or disclosed in the Latest Reviewed Financial Statements, (b) Liabilities that are set forth on Schedule 3.8, (c) Liabilities incurred by the Target in the ordinary course of business after the date of the Latest Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), or (d) Liabilities for Contracts (other than any express executory obligations that might arise due to any default or other failure of performance by the Target prior to the Closing Date).

                  3.9. Absence of Material Adverse Changes. Since the date of the Latest Reviewed Financial Statements, there has not been any (a) material adverse change in the business, operations, properties, condition (financial or otherwise) of the Target and the Subsidiaries, (b) damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, properties or condition (financial or otherwise) of the Target and the Subsidiaries, taken as a whole, or (c) change by the Target or any of the Subsidiaries in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Target's independent certified public accountants.

                  3.10. Real Property.

                   (a) Schedule 3.10 contains a list of all real property owned by or leased to the Target or any of the Subsidiaries. Neither the Target nor any Selling Stockholder has received any notification that there is any violation of any law, ordinance or regulation with respect to such real property that would result in a material fine or penalty or the abatement of which would require a material capital expenditure.

                   (b) The Target or the applicable Subsidiary has good and marketable title to all real property indicated on Schedule 3.10 as owned by the Company or any of the Subsidiaries, subject to (i) easements, servitudes and rights-of-way of record or in actual or apparent use, (ii) any state of facts that a visual inspection might reveal, (iii) rights of the public in any portion of the premises that may fall in any public street, way or alley, (iv) zoning laws, building laws and building restrictions of record, (v) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, (vi) liens imposed by law incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (vii) liens or imperfections of title that do not materially detract or interfere with the present use or value of such real property, and (viii) mortgages, liens, encumbrances, claims or restrictions, if any, that do not materially detract from or interfere with the present use or value of such real property.



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

                   (c) There are no pending or threatened condemnation proceedings relating to any real property owned by or leased to the Target or any of the Subsidiaries, or other matters affecting materially or adversely the current use, occupancy, or value of any such real property.

                   (d) There are no leases, subleases, licenses, material concessions, or other material agreements, written or oral granting to any party or parties the right of use or occupancy of any portion of any real property owned by the Target or any of the Subsidiaries.

                   (e) There are no outstanding options or rights of first refusal to purchase any of the real property owned by the Target or any of the Subsidiaries, or any portion thereof or interest therein.

                   (f) The leases relating to the real property leased by the Target or any of the Subsidiaries are valid and in full force and there does not exist any default thereunder that materially detracts from or interferes with the present use or value of such real property.

                  3.11. Tangible Personal Property.

                   (a) The Target and each of the Subsidiaries has good and marketable title to all tangible personal property it purports to own as of the date of the Latest Reviewed Financial Statements (except for personal property sold or otherwise disposed of since the date of the Latest Reviewed Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, encumbrances, claims or restrictions other than (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, and (iii) mortgages, liens, encumbrances, claims or restrictions, if any, that do not materially detract from or interfere with the present use or value of such personal property.

                   (b) All leases relating to personal property are valid and in full force and there does not exist any default thereunder where such default would materially detract from or interfere with the present use or value of such personal property.

                  3.12. Intellectual Property Rights. Schedule 3.12 contains a list of all patents, trademarks, trade names, corporate names, service marks, computer software, customer lists, processes, know-how and trade secrets (collectively, the "Intellectual Property") used in or necessary for the conduct of the business of the Target or any of the Subsidiaries as currently conducted. The Target and each of the Subsidiaries owns, or is licensed to use, all of the Intellectual Property. No claim has been asserted or threatened by any person with respect to the use of such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement with respect thereto, and the use of such Intellectual Property by the Target and the Subsidiaries do not infringe on the rights of any other person.

                  3.13. Taxes.

                   (a) The Target and the Subsidiaries have filed all material returns, declarations, reports, claims for refund, or information returns or statements relating to any Federal, State, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto whether disputed or not (individually, a "Tax" and, collectively, "Taxes"), and further including any schedule or attachment thereto, and any amendment thereof, that the Target and the Subsidiaries were required to file under any Federal, State, local, or foreign laws (individually, a "Tax Return" and, collectively, "Tax Returns"). All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target and the Subsidiaries have been paid when due or adequate provision has been made therefore in the applicable financial statements. There are no security interests or liens on any of the assets or the stock or other securities of the Target or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                   (b) The Target and the  Subsidiaries  have  withheld and paid all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, commissioned agent, creditor, stockholder, or other third party.

                   (c) There is no dispute or claim concerning any Tax liability of, or attributable to, the Target or the Subsidiaries (including, without limitation, any dispute or claim with respect to any jurisdiction in which the Target or Subsidiaries do not currently file Tax Returns) either (i) claimed or raised by any authority in writing, or (ii) as to which the Target, the Subsidiaries or any Selling Stockholder has knowledge.

                   (d) Neither the Target nor any of the Subsidiaries have waived or extended any statute of limitations in respect of any assessment or collection of Taxes or any alleged, proposed or actual deficiency in Taxes or agreed to any extension of time with respect to the filing of any Tax Return.

                   (e) Neither the Target nor any of the Subsidiaries have filed a consent under Section 341(f) of the Internal Revenue Code (the "Code").

                   (f) Neither the Target nor any of the Subsidiaries have made any payments, or is obligated to make payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                   (g) Neither the Target nor any of the Subsidiaries have any liability for the Taxes of any person or entity other than the Target and the Subsidiaries (i) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of State, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  3.14. Litigation. Other than as set forth on Schedule 3.14, there is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind pending or threatened against or involving the Target or any of the Subsidiaries or their assets or properties.

                  3.15. Employee Benefit Plans.

                   (a) The Target and the Subsidiaries have complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those relating to wage, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment of withholding taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by law or agreement to be held from the wages or salaries of its employees.

                   (b) With respect to each employee welfare benefit plan of the Target or any of the Subsidiaries, as defined in Section 3(1) of ERISA (a "Welfare Plan"), and any deferred benefit plan of the Target or any of the Subsidiaries, as defined in Section 3(2) of ERISA (a "Pension Plan"), there are no actions, suits or investigations or claim pending or to the best of Seller's knowledge, threatened with respect to the assets thereof, other than routine claims for benefits.

                   (c) Neither the Target nor any of the Subsidiaries has made contributions to or currently has any obligation to contribute to (or any other liability, including any potential liability) with respect to any Welfare or Pension Plan under which any employee was or may be entitled to any benefit that is a "Multiemployer Plan" as defined in Section 4001 of ERISA or any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA. In addition, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Target or any of the Subsidiaries.

                  3.16. Environmental and Safety Laws.

                   (a) The Target and the Subsidiaries have complied with all Environmental Requirements (as defined below) and all health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Target and the Subsidiaries alleging any failure to so comply, except in each case where the failure to comply would not have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The Target and the Subsidiaries have obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in, all Environmental Requirements and health and safety laws, except in each case where the failure to comply would not have a material adverse effect on the Target and the Subsidiaries, taken as a whole.

                   (b) The Target and the Subsidiaries have no liability for, and have not handled or disposed of, any Hazardous Substance (as defined below), arranged for the disposal of any Hazardous Substance, exposed any employee or other individual to any Hazardous Substance, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Target and the Subsidiaries giving rise to any liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Requirement or health and safety law, except where any such liability would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                   (c) None of the following exists at any real property or facility owned or operated by the Target or the Subsidiaries: (i) underground storage tanks, (ii) asbestos-containing materials in any form or condition,
(iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or disposal areas.

                   (d)   "Environmental   Requirements"   means  all  applicable
statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, or all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states or political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments, and orders that are adopted and in effect as of the Closing and that relate to the protection of human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature.

                   (e) The term "Hazardous Substances" shall include without limitation: (i) those substances included within the definition of "Hazardous Substances," "Hazardous Materials," "Toxic Substances" or "Solid Waste" in CERCLA (42 U.S.C. sections 9601 et seq.), RCRA (42 U.S.C. sections 6901 et seq.), the Hazardous Materials Transportation Action (49 U.S.C. Sections 1801 et seq.) and the TSCA (15 U.S.C. sections 2601 et seq.) and the regulations promulgated thereunder; (ii) those substances listed in the United States Department of Transportation Table of Hazardous Materials (49 CFR 172.101 and amendments thereto); and (iii) such other substances, materials and wastes that, prior to or as of the Closing, are classified as hazardous or toxic under federal, state or local laws or regulations and that are regulated as such under such laws.

         3.17. Accounts Receivable. All accounts receivable that are reflected on the Latest Reviewed Financial Statements or that have arisen since the date of the Latest Reviewed Financial Statements (except such accounts receivable as have been collected since the Latest Reviewed Financial Statements) in excess of reserves for doubtful accounts are valid and enforceable claims and arise out of bona fide transactions in the ordinary course of business in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no valid defenses or offsets, except such discounts as are customarily offered to customers in the ordinary course of business and routine customer complaints or warranty demands that are not material in nature.

                  3.18. Inventory. All inventory of the Target and the Subsidiaries, whether reflected on the Latest Reviewed Financial Statements or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business. The value of all items of obsolete inventory and of inventory of below standard quality has been written down to realizable market value, and the value at which such inventory is carried reflects the Target's normal inventory valuation policy of stating its inventory at the lower of cost or market value, in each case in accordance with generally accepted accounting principles.

                  3.19. Brokers or Finders. The Target and the Selling Stockholders have engaged no broker, agent, finder or investment advisor in connection with the transactions contemplated by this Agreement, and no broker, agent or finder is entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the transactions contemplated hereby.

                  3.20. Employees.

                   (a) No executive, key employee or group of employees has any plans to terminate employment with the Target or any of the Subsidiaries.

                   (b) Neither the Target nor any of the Subsidiaries is a party to or bound by any collective bargaining agreement. Neither the Target nor any of the Subsidiaries have experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes since the organization of the Target.

                   (c) Except as set forth on Schedule 3.20, neither the Target nor any of the Subsidiaries is a party to, and/or is bound by, any employment contract with any of its employees.

                  3.21. Insurance. The Target and the Subsidiaries are insured under, or are the owners and beneficiaries under, as appropriate, the policies listed in Schedule 3.21, copies of which policies of insurance have been provided to the Company.

                  3.22. Contracts and Commitments; No Default.

                           (a) Except as set forth in Schedule 3.22, the Target:

                                    (i)  has  no  written   or  oral   contract,
commitment, agreement or arrangement with any person which (A) requires payments individually in excess of Twenty Five Thousand Dollars ($25,000) annually or in excess of One Hundred Thousand Dollars ($100,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days' or less notice without cost or other Liability;

                                    (ii) does not pay any person or entity  cash
remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Fifty Thousand ($50,000) for services rendered;

                                    (iii) is not  restricted  by agreement  from
carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                                    (iv) is not  subject  to any  obligation  or
requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                                    (v) is not party to any agreement, contract,
commitment or loan to which any of its directors, officers or shareholders or any Affiliate (or former Affiliate) thereof is a party;

                                    (vi) is not subject to any outstanding sales
or purchase contracts, commitments or proposals which is anticipated to result in any loss upon completion or performance thereof;

                                    (vii) is not party to any  purchase  or sale
contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of One Hundred Thousand Dollars ($100,000) or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing; and

                                    (viii)  has  no   distributorship,   dealer,
manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

                   (b) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to this Section 3.22 have been made available to the Company for review. Except as set forth in Schedule 3.22, all such items are valid and enforceable by and against the Target in accordance with their respective terms, the Target is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and to the best knowledge of the Target, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

                  3.23. Full Disclosure. No representations or warranties made by the Target and the Selling Stockholders in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the Target and the Selling Stockholders to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Company by the Target and the Selling Stockholders pursuant hereto were or will be complete and accurate records of such documents.

         4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Target and each of the Selling Stockholders as follows.

                  4.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  4.2. Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 par value, of which 40,000,000 shares are issued and outstanding. All issued and outstanding shares of Common Stock immediately prior to the Closing are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Company.

                  4.3. Authority Relative to this Agreement. The Company has all requisite corporate power and authority, to enter into and to carry out all of the terms of the Documents. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Documents by the Company has been taken and no further authorization on the part of the Company is required to consummate the transactions provided for in the Documents. When executed and delivered by the Company, the Documents shall constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  4.4. No Default or Legal Restrictions. The Company is not in violation of its articles of incorporation, bylaws or other governing documents. The Company is not in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, mortgage, indenture, bond, note, instrument or other obligation where such default or breach would have a material adverse effect on the Company, taken as a whole. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not violate the articles of incorporation, bylaws or other governing documents of the Company, and, except where any such conflict, breach, default or violation would not have a material adverse effect on the Company, taken as a whole, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of (or create in any party the right to accelerate, terminate, modify or cancel) any terms, conditions or provisions of, or constitute a default under, or require the consent of any party to, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to the terms and conditions of, any contract to which the Company is now a party or by which any of them or any of their respective properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitrator, or
(c) require any filing with, or license, permit, consent or other governmental approval of, any federal, state or local governmental body or governmental agency (including, without limitation, the Securities and Exchange Commission, other than the filing of a Form D and similar state securities laws filings).

                  4.5. Compliance with Law. The Company is not in violation of any federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity. The Company has procured and are currently in possession of all licenses, permits and other governmental authorizations required by federal, state or local laws for the operation of the business of the Company in each jurisdiction in which the Company is currently conducting business, where the failure to possess such licenses, permits and authorizations would have a material adverse effect on the Company, taken as a whole, and there is no basis for revoking any such license, permit or other authorization. Such licenses are in full force and effect and there is no basis for any fines, penalties, or revocation of such licenses.

                  4.6. SEC Reports. The Company has delivered to Target and the Selling Stockholders its Annual Report on Form 10-KSB for the year ending
December 31, 2002, its Quarterly Report on Form 10-QSB for the period ending March 31, 2003, its Quarterly Report on Form 10-QSB for the period ending June 30, 2003, its Quarterly Report on Form 10-QSB for the period ending September 30, 2003, its Definitive Information Statement dated January 7, 2004, and its Current Report on Form 8-K dated January 23, 2004 (collectively, the "SEC Reports"). The information in the SEC Reports is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.7. Absence of Material Adverse Changes. Since the date of the latest SEC Report, there has not been any (a) material adverse change in the business, operations, properties, condition (financial or otherwise) of the Company, (b) damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, properties or condition (financial or otherwise) of the Company, taken as a whole, or (c) change by the Company in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent certified public accountants.

                  4.8. Taxes.

                   (a) The Company has filed, or will file, all Tax Returns relating to any Tax. All such Tax Returns were, or will be, correct and complete in all material respects. All Taxes owed by the Company have been paid when due or adequate provision has been made therefore in the applicable financial statements. There are no security interests or liens on any of the assets or the stock or other securities of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                   (b) The Company has withheld and paid all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, commissioned agent, creditor, stockholder, or other third party.

                   (c) There is no dispute or claim concerning any Tax liability of, or attributable to, the Company (including, without limitation, any dispute or claim with respect to any jurisdiction in which the Company does not currently file Tax Returns) either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge.

                   (d) The Company has not waived or extended any statute of limitations in respect of any assessment or collection of Taxes or any alleged, proposed or actual deficiency in Taxes or agreed to any extension of time with respect to the filing of any Tax Return.

                   (e) The Company has not filed a consent under the Code.

                   (f) The Company has not made any payments, nor is it obligated to make payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                   (g) The Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of State, local or foreign law),
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  4.9. Litigation. There is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind pending or threatened against or involving the Company or its assets or properties.

                  4.10. Contracts and Commitments; No Default.

                           (a)  Except  as  set  forth  in  Schedule  4.10,  the
Company:

                                    (i)  has  no  written   or  oral   contract,
commitment, agreement or arrangement with any person which (A) requires payments individually in excess of Twenty Five Thousand Dollars ($25,000) annually or in excess of One Hundred Thousand Dollars ($100,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days' or less notice without cost or other liability;

                                    (ii) does not pay any person or entity  cash
remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Fifty Thousand ($50,000) for services rendered;

                                    (iii) is not  restricted  by agreement  from
carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                                    (iv) is not  subject  to any  obligation  or
requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                                    (v) is not party to any agreement, contract,
commitment or loan to which any of its directors, officers or shareholders or any Affiliate (or former Affiliate) thereof is a party;

                                    (vi) is not subject to any outstanding sales
or purchase contracts, commitments or proposals which is anticipated to result in any loss upon completion or performance thereof;

                                    (vii) is not party to any  purchase  or sale
contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of One Hundred Thousand Dollars ($100,000) or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing; and

                                    (viii)  has  no   distributorship,   dealer,
manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

                   (b) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to this Section 4.10 have been made available to the Target and the Selling Stockholders for review. Except as set forth in Schedule 4.10, all such items are valid and enforceable by and against the Company in accordance with their respective terms, the Company is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and to the best knowledge of the Company, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

                  4.11 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated hereby. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.12 Full Disclosure. No representations or warranties made by the Company in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the Company to the Target and the Selling Stockholders pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Target and the Selling Stockholders pursuant hereto were or will be complete and accurate records of such documents.

         5.       Deliveries at Closing.

                  5.1 Company's Deliveries at Closing. At the Closing, the Company shall deliver or cause to be delivered to Target and the Selling Stockholders all of the following:

                           (a)  Certificates  representing  the Initial  Shares,
registered in the names of the Selling Stockholders;

                           (b) A certificate of an officer of the Company,  in a
form and substance reasonably acceptable to the Target, dated as of the Closing Date, certifying that (i) all representations and warranties of the Company made herein are true and correct as of the Closing Date; and (ii) the Company has performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

                           (c) Certified  resolutions  of the Board of Directors
of the Company authorizing the consummation of the transactions contemplated by this Agreement;

                           (d)  Written  resignations  of  the  officers  of the
Company effective as of the Closing Date in form satisfactory to Target and the Selling Stockholders;

                           (e)  Written  resignations  of the  directors  of the
Company to be effective as of effective date of the 14F Information Statement (as defined in Section 6.3);

                           (f) A form of Amendment (as defined in Section 6.1);

                           (g) A Form D pursuant  to  Regulation  D  promulgated
under the  Securities  Act, the filing of which will be effected  within fifteen
(15) days of the Closing;

                           (h) Any  notices of sales  required  to be filed with
the applicable federal and state agencies, which will be filed within the applicable periods therefor;

                           (i) A  certificate  of good  standing  of the Company
from the State of Nevada as of the most recent practicable date; and

                           (j) Such other  documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  5.2. Selling Stockholders' and Target's Deliveries at Closing. At the Closing, the Selling Stockholders shall deliver or cause to be delivered to the Company all of the following:

                   (a) Original certificates representing the Target Shares to be exchanged pursuant to this Agreement;

                   (b) Stock Assignments Separate from Certificate in the form and substance satisfactory to the Company and duly executed by each of the Selling Stockholders regarding the Target Shares;

                   (c) A certificate of an officer of the Target,  in a form and substance reasonably acceptable to the Company, dated as of the Closing Date, certifying that (i) all representations and warranties of the Target made herein are true and correct as of the Closing Date; and (ii) the Target has performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Target on or prior to the Closing.

                   (d) A certificate of William R. Wheeler, as a representative of the Selling Stockholders, in a form and substance reasonably acceptable to the Company, dated as of the Closing Date, certifying that (i) all representations and warranties of the Selling Stockholders made herein are true and correct as of the Closing Date; and (ii) the Selling Stockholders have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Selling Stockholders on or prior to the Closing.

                   (e) Certified resolutions of the Board of Directors of Target authorizing the consummation of the transactions contemplated by this Agreement;

                   (f) A certificate of good standing of Target from the State of California as of the most recent practicable date; and

                   (g)  Such  other   documents  and  instruments  as  shall  be
reasonably necessary to effect the transactions contemplated hereby.

         6.       Covenants.

                  6.1.  Amendment  to Articles of  Incorporation.  As soon as is reasonably practicable following the Closing, the Company shall take such action as is necessary to obtain the Company's stockholders' approval of an amendment (the "Amendment") to the Articles of Incorporation in the form attached hereto as Exhibit B (i) increasing the authorized Common Stock of the Company to 250,000,000 shares; (ii) authorizing 25,000,000 shares of undesignated preferred stock for the Company; and (iii) changing the name of the Company to "Quest Minerals & Mining, Ltd." (collectively, the "Proposed Actions"). The Company shall cause an information statement on Schedule 14C (an "Information Statement") with respect to the Proposed Actions to be filed with the Securities and Exchange Commission no later than February 16, 2004. One business day after expiration of the twenty calendar day period provided by Rule 14c-2(b) promulgated under the Securities Exchange Act occurs, the Company shall file the Amendment with the Secretary of State of Utah (the actual date of such filing being referred to herein as the "Effective Date").

                  6.2. Form 8-K - Change in Accountants. The Company shall prepare a Current Report on Form 8-K and cause such Current Report to be filed with the Securities & Exchange Commission no later than 5 days following the date on which there is any change in accountants for the Company and in connection therewith obtain a letter from the outgoing accountants.

                  6.3. Information Statement on Form 14F. The Company shall cause an information statement on Form 14F (the "14F Information Statement") with respect to the resignation of the Company's directors described in Section 5.1(e) and the replacement of those directors to be filed with the Commission on or before February 16, 2004.

                  6.4. Form 8-K - Change in Control. The Company shall prepare a Current Report on Form 8-K regarding the change in control contemplated herein and cause such Current Report to be filed with the Securities and Exchange Commission no later than fifteen (15) days following the Closing Date. The Company shall prepare an amendment to Current Report on Form 8-K containing the Target Financial Statements described in Section 3.7 herein and cause such amendment to be filed with the Securities and Exchange Commission no later than seventy-five (75) days following the Closing Date.

                  6.5. Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

                  6.6. Further Assurances; Cooperation; Notification.

                   (a) Each party hereto will, at and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company and without further consideration, the Target and the Selling Stockholders will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Company may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Company, and to confirm the Company's title to, the Target Shares.

                   (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions and covenants specified in Articles 5 and 6 hereof.

                  6.7. Public Announcements. On or after the Closing Date, the Company and the Target shall issue a press release (the "Press Release") in a form and substance acceptable to both parties disclosing the execution of this Agreement. Other than the Press Release, none of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

                  6.9. Tax Matters; Cooperation and Records Retention. The Target and the Company will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, the Target and the Company will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closing and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                  6.10 Negative Covenants. In addition to any other rights provided by law, the Company shall not, without first obtaining the affirmative vote or written consent of Halcyon, S.A., issue any additional capital stock of the Company or any option, warrant, right, subscription, call, contract or other agreement to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Company.

                  6.11 Board Representation. The Company shall take all necessary steps to have its board of directors consist of five (5) directors. Halcyon, S.A. is entitled to nominate one (1) person for election to the Company's Board of Directors. All Selling Stockholders agree to vote their Company Shares to elect the nominee of Halcyon, S.A. to the Board. The Company shall not change the authorized number of directors constituting its board of directors from five (5) at any time prior to February 9, 2005.

         7. Survival and Indemnification.

                  7.1. Survival. The representations and warranties of each party hereto shall survive the execution of and delivery of this Agreement and the consummation of the transactions contemplated hereby and the same shall be effective for a period of one (1) year from the Closing Date and no longer. The covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the same shall be effective in accordance with their respective terms.

                  7.2.  Mutual  Indemnification.  Subject to the limitations set forth in this Article 7, each party each agrees to indemnify and save harmless each other party from and against any and all losses, liabilities, expenses (including, without limitation, reasonable fees and disbursements of counsel), claims, liens, damages or other obligations whatsoever (collectively, "Claims") that may actually and reasonably be payable by virtue of or which may actually and reasonably result from the inaccuracy of any of their respective representations or the breach of any of their respective warranties, covenants or agreements made in this Agreement or in any certificate, schedule or other instrument delivered pursuant to this Agreement; provided, however, that no claim for indemnity may be made hereunder if the facts giving rise to such Claim were in writing and known to the party seeking indemnification hereunder, such facts constituted a breach of the conditions to closing of the party seeking indemnification and the party seeking indemnification elected in any event to consummate the transactions contemplated by this Agreement. In addition, to the extent that applicable insurance coverage is available and paid to the party seeking indemnification hereunder with respect to the Claim for which indemnification is being sought, such amounts of insurance actually paid shall be deducted from the amount of the Claim for which indemnification may be sought hereunder and the indemnified party may recover only the amount of the loss actually suffered by the party to be indemnified. To the extent that such insurance payment is received subsequent to payment by the indemnifying party hereunder, the indemnified party shall reimburse the indemnifying party, up to the amount previously paid by the indemnifying party, for the amount of such insurance payment.

                  7.3. Procedures for Indemnification. Each party agrees to give each other party prompt written notice of any event or assertion of which it has knowledge concerning any such Claim and as to which it may request indemnification hereunder, and each party will cooperate with the other in determining the validity of any such Claim. The indemnifying party hereunder shall have the right to participate in, or control the defense of (with counsel reasonably satisfactory to the indemnified party), any such Claim for which indemnification has been requested hereunder. Each party agrees not to settle or compromise any such Claim without the prior written consent of each other party. The giving of notice to the indemnifying party as provided herein and the opportunity to participate or control the defense of the Claim for which indemnification is sought shall be a prerequisite to any obligation of the indemnifying party to indemnify the indemnified party hereunder. Following indemnification as provided hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party against all other parties with respect to the Claim for which indemnification has been made.

                  7.4. Limitations on Indemnification. Notwithstanding the provisions of Section 7.2 hereof, no claim for indemnification by any party hereunder may be made unless the amount of the Claim for which indemnification is sought exceeds $25,000. The maximum aggregate liability of the Target and the Selling Stockholders to the Company for all claims arising under the Documents shall equal the product of (i) the number of Company Shares and (b) the average of the per share closing price of the Common Stock for the five-day period preceding the day on which the liability becomes payable. In no event will the aggregate amount payable by the Company pursuant to this Article 7 exceed $500,000.

         8.       Miscellaneous.

                  8.1. Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  8.2. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  8.3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  8.4. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  8.5. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

                  8.6. Expenses and Attorney Fees. The Company, Target and the Selling Stockholders shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  8.7. Waiver of Conditions. At any time or times during the term hereof, the Company may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and Target or the Selling Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  8.8. Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Utah.

                  8.9 Disputed Matters. Except as otherwise provided in this Agreement, each party hereby agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought in either the United States District Court for the Central District of California or a Superior Court of the State of California in the County of Orange, and the parties hereby irrevocably and unconditionally submit to the jurisdiction of such courts. The parties hereby agree to waive trial by jury in any such suit, action or proceeding. The parties irrevocably waive and agree not to raise any objection any of them might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum. Each party agrees that any judgment or order against that party in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon that party and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or organization or any other courts, by registration or entry of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders.

                  8.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  8.11. Delivery by Fax. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

                  8.12. Gender Neutral Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the referenced person, persons, entity or entities may require.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

"COMPANY"

TILLMAN INTERNATIONAL, INC.,
a Utah corporation

By: /s/ Silvestre Hutchinson
    ------------------------------------------
    Silvestre Hutchinson, President

"TARGET"                                        "SELLING STOCKHOLDERS"

QUEST MINERALS & MINING, LTD.                   Signatures Appear on Exhibit A
a Nevada corporation

By: /s/ William R. Wheeler
    -----------------------------------------
    William R. Wheeler, President and
    Chief Executive Officer

                                    EXHIBIT A

                              SELLING STOCKHOLDERS

Signature of Selling Stockholder         Initial Shares                         Additional Shares
---------------------------------------- -------------------------------------- --------------------------------------
/s/ Eugene Chiarmonte, Jr.                      10,304,000                             896,000
---------------------------------------
Eugene Chiaramonte, Jr.


/s/ William R. Wheeler                          10,304,000                             896,000
---------------------------------------
William R. Wheeler



/s/ Fred Runyon                                     46,000                               4,000
---------------------------------------
Fred Runyon



/s/ Patrick Banks                                   46,000                               4,000
---------------------------------------
Patrick Banks